Exhibit 10.9

MORTGAGEIT HOLDINGS, INC.

2004 LONG-TERM INCENTIVE PLAN

ARTICLE I
ESTABLISHMENT OF THE PLAN

MortgageIT Holdings, Inc. (the “Company”) hereby establishes the MortgageIT Holdings, Inc. 2004 Long-Term Incentive (the “Plan”) upon the terms and conditions hereinafter stated.  The Purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging officers, employees, directors and individuals performing services for the Company or its subsidiaries as consultants or independent contractors to focus on critical long-range objectives, (b) encouraging the attraction and retention of officers, employees, directors, consultants and independent contractors with exceptional qualifications, and (c) linking officers, employees, directors, consultants and independent contractors directly to shareholder interests through ownership of the Company.  The Plan seeks to achieve this purpose by providing for Awards in the form of options to purchase shares of the Company, restricted stock or stock appreciation rights.

ARTICLE II
DEFINITIONS

2.01        “Award” means any stock option, restricted stock award or stock appreciation right granted to a Participant under the Plan.

2.02        “Board” means the Board of Directors of the Company.

2.03        “Code” means the Internal Revenue Code of 1986, as amended.

2.04        “Common Stock” means shares of the common stock, $0.01 par value per share, of the Company.

2.05        “Disability” means any physical or mental impairment which qualifies an Employee for disability benefits under any applicable long-term disability plan maintained by the Company or, if no such plan applies, which would qualify such Employee for disability benefits under the Federal Social Security System.

2.06        “Effective Date” means the date upon which the Board approves this Plan.

2.07        “Employee” means any person who is employed by the Company or a subsidiary thereof, and whose wages are reported on a Form W-2.  The Company classification as to who is an Employee shall be determinative for purposes of an individual’s eligibility under the Plan.

2.08        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.09        “Fair Market Value” of a share of the Company’s Common Stock for all purposes under the Plan on a particular date shall be the most recent valuation adopted by the Board in good faith of the fair market value of each share of the Company’s Common Stock; provided that, as long as the Common Stock is registered under Section 12 or Section 15 of the Exchange Act, the Fair Market Value of the Companys Common Stock shall be the mean between the high and low sales price per share of Common Stock on such date, or in case no such sale takes place on such date, the last date on which a sale occurred, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq market, or if the Common Stock is not listed or admitted for trading or included for quotation, in the over-the-counter market, as reported by the NASD Automatic Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock, or such other method of valuation as may be selected by the Board in good faith.

If the relevant date is not a trading day, the determination shall be made as of the next preceding trading day.  As used herein, the term “trading day” means a day on which public trading of securities occurs and as reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq National Market, any business day.

2.10        “Grantee” refers to any Participant in the Plan who receives an Award.

2.11        “Incentive Stock Option” means any Award granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code.  All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.

2.12        “Non-Qualified Stock Option” means any Award granted under this Plan which is a stock option but is not an Incentive Stock Option.

2.13        “Officer” means any Employee of the Company or any of its subsidiaries who is designated by the Board as a corporate officer.

2.14        “Option” means an award of an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 7.01 hereof.

2.15        “Participant” means any Employee, Officer, director, consultant or independent contractor who is designated by the Board pursuant to Article VI to participate in the Plan.

2.16        “Restricted Stock Award” means an Award granted under Section 7.02 hereof.

2.17        “Retirement” means a termination of employment which constitutes a “retirement” under any applicable qualified pension benefit plan maintained by the Company or its subsidiaries, as that term is defined by the Employee Retirement Income Security Act of

1974, as amended (“ERISA”), or if no such plan is maintained by the Company, a termination of employment anytime following attainment of age 65.

2.18        “Sale Event” means the consummation of (i) a dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction, or (iv) any other transaction in which the owners of the Company’s outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the relevant entity after the transaction, in each case, regardless of the form thereof.

2.19        “Securities Act” means the Securities Act of 1933, as amended.

2.20        “Stock Appreciation Right” or “SAR” means an Award granted under Section 7.03 hereof.

2.21        “Stock Award Agreement” means the written agreement pursuant to Article VI hereof that sets forth the terms, conditions, restrictions and privileges for an Award and that incorporates the terms of the Plan.

ARTICLE III
ADMINISTRATION OF THE PLAN AND MISCELLANEOUS

3.01        Plan Administration. The Plan shall be administered by the Compensation Committee (the “Committee”).  The Committee shall be responsible to the Board for the overall administration and operation of the Plan, although the Committee may, in its discretion, delegate to one or more officers responsibility for the day-to-day operation of the Plan.  The Board shall make all determinations with respect to participation in the Plan by Employees, Officers, directors, consultants or independent contractors of the Company or any of its subsidiaries, and with respect to the extent of that participation.  The interpretation and construction of any provision of the Plan by the Board or the Committee shall be final.  No member of the Board shall be liable for any action or determination made by him or her in good faith

3.02        Revocation for Misconduct.  Any Award, or portion thereof, under this Plan, whether or not vested, made to a Participant who is discharged from the employ of the Company or any of its subsidiaries (or whose personal services contract is terminated in the case of a consultant or independent contractor) shall automatically terminate, be rescinded and be revoked.

3.03        Limitation on Liability.  No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan.  To the maximum extent allowed by law and the Company’s Articles of Incorporation and Bylaws, the Board and the Committee shall be indemnified by the Company in respect of all their activities under the Plan.

3.04        Compliance with Law and Regulations.  All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.  The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of, or obtaining of consents or approvals with respect to, such shares under any Federal or state law or any rule or regulation of any government body, which the Company shall, in its sole discretion, determine to be necessary or advisable.

3.05        Restrictions on Transfer.  The Company shall place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such may be restricted as permitted by applicable laws and regulations.

3.06        Market Stand-Off.  In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, Participants shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, or grant any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Common Stock received pursuant to the Plan without the prior written consent of the Company.  Such restriction (the “Market Stand-Off”) shall be in effect for a period of time following the date of the final prospectus for the offering as may be requested by the Company or its underwriters.  In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Common Stock subject to the Market Stand-Off, or into which such Common Stock thereby becomes convertible, shall immediately be subject to the Market Stand-Off.  In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to Common Stock received pursuant to the Plan until the end of the applicable market Stand-Off period.

ARTICLE IV
ELIGIBILITY

Awards may be granted to such Employees, Officers, directors, consultants or independent contractors as may be designated from time to time by the Board, pursuant to guidelines, if any, which may be adopted by the Committee from time to time.

ARTICLE V
COMMON STOCK AVAILABLE FOR THE PLAN

The aggregate number of shares of Common Stock which may be issued pursuant to this Plan shall be                                                                                                        (                    ).  If and to the extent that the number of issued shares of Common Stock shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in Common Stock, merger, consolidation, reorganization, recapitalization, reincorporation, or the like, the Board may make appropriate adjustment in the number of shares of Common Stock authorized by the Plan and in the number and exercise price of shares covered by outstanding Awards under the Plan.  In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment.  The Board may make such adjustments, and its determination shall be final, binding and conclusive.

The Board also may adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate in order to prevent dilution or expansion of the rights of Participants, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the Participant, if such adjustment would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

No shares shall be the subject of more than one Award at any time, but if an Award as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares.

ARTICLE VI
PARTICIPATION; STOCK AWARD AGREEMENT

The Board shall, in its discretion, determine from time to time which Employees, Officers, directors, consultants or independent contractors will participate in the Plan and receive Awards under the Plan.  In making all such determinations, there shall be taken into account the duties, responsibilities and performance of each respective Employee, Officer, director, consultant or independent contractor, his or her present and potential contributions to the growth and success of the Company and its subsidiaries, his or her cash compensation and such other factors as the Board shall deem relevant to accomplishing the purposes of the Plan.

Awards may be granted individually or in tandem with other Awards.  All Awards are subject to the terms, conditions, restrictions and privileges of the Plan in addition to the terms, conditions, restrictions and privileges for an Award contained in the Stock Award Agreement.  No Award under this Plan shall be effective unless memorialized in writing by the Committee in a Stock Award Agreement delivered to and signed by the Participant.

ARTICLE VII
AWARDS

7.01        Stock Options.  The Board may from time to time grant to eligible Participants Awards of Incentive Stock Options or Non-Qualified Stock Options; provided however that Awards of Incentive Stock Options shall be limited to Employees of the Company or any of its subsidiaries.  Options intended to qualify as Incentive Stock Options must have an exercise price at least equal to the Fair Market Value of a share of Common Stock at the time of grant, except as provided in Section 8.05.  Non-Qualified Stock Options may have an exercise price that is equal to, below, or above the Fair Market Value of a share of Common Stock at the time of grant.  The exercise price applicable to a particular Award shall be set forth in each individual Stock Award Agreement.

7.02        Restricted Stock.  The Board may from time to time grant Restricted Stock Awards to eligible Participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.  A Restricted Stock Award represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Board may determine. The Board may, in connection with any Restricted Stock Award, require the payment of a specified purchase price.

7.03        Stock Appreciation Rights.  The Board may grant Stock Appreciation Rights to eligible Participants in such amounts and on such terms or conditions as it shall determine.  A Stock Appreciation Right is an Award in the form of a right to receive, upon surrender of the right but without other payment, an amount based on appreciation in the Fair Market Value of the Common Stock over a base price established for the Award.  Stock Appreciation Rights may be paid by the delivery of Common Stock or cash, or any combination thereof, as determined in the sole discretion of the Board.

ARTICLE VIII
OPTION AWARDS

8.01        Vesting of Options.

(a)           General Rules.  The Board, in its sole discretion, shall prescribe the time or times at which, or the conditions upon which, an Option shall become vested and exercisable, and may accelerate the exercisability of any Option at any time.  Notwithstanding the foregoing, no vesting shall occur on or after the date that an Employee’s employment or personal services contract with the Company or any of its subsidiaries terminates for any reason other than his death, Disability or Retirement.

(b)           Acceleration of Vesting Upon Death, Disability or Retirement.  In the event a Participant dies while in the employ of the Company or any of its subsidiaries or terminates employment with the Company or any of its subsidiaries as a result of Disability, any Option(s) granted to such Participant under this Plan not yet vested on such date  shall become 100% vested as of such date and be exercisable either by the Participant or the Participant’s representative, subject to Section 8.03.  In the event of a Participant’s Retirement, any Option(s) granted to such Participant under this Plan not yet vested on such date shall become 100% vested as of such date and become exercisable only if the grant date of such Option(s) precedes the Participant’s date of Retirement by two (2) or more years.

8.02        Duration of Options.

(a)           General Rule.  Except as provided in Section 8.05, each Option granted to a Participant shall be exercisable at any time on or after it vests until the earlier of (i) ten (10) years after its date of grant or (ii) the date that is six (6) months (ninety (90) days in the case of Incentive Stock Options granted to Employees) following the last day on which the Participant is employed or renders services for the benefit of the Company or its subsidiaries.

(b)           Exception for Termination Due to Death, Disability or Retirement.  If a Participant dies while in the employ of the Company or any of its subsidiaries or terminates employment with the Company or any of its subsidiaries as a result of death, Disability or Retirement without having fully exercised his Options, the Participant or his legal representative or guardian, or the executors, administrators, legatees or distributes of his estate shall have the right, during the twelve (12) month period following the earlier of his death, Disability or Retirement, to exercise such Options to the extent vested on the date of such death, Disability or Retirement.  In no event, however, shall any Option be exercisable more than ten (10) years from the date it was granted.

(c)           Notice of Disposition; Withholding; Escrow.  A Grantee shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed.  The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the Grantee such amounts as may be necessary to satisfy any withholding requirements of Federal or state law or regulation and, further, to collect from the Grantee any additional amounts which may be required for such purpose.  The Board may, in its discretion, require shares of Common Stock acquired by a Grantee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 8.02(c).

8.03        Nonassignability.  Options shall not be transferable by a Grantee except by will or the laws of descent or distribution, and during a Grantee’s lifetime shall be exercisable only by such Grantee or the Grantee’s guardian or legal representative.  Notwithstanding the foregoing, or any other provision of this Plan, a Grantee who holds Non-Qualified Stock Options may transfer such Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals.  Options so transferred may thereafter be transferred only to the Grantee who originally received the grant or to an individual or trust to whom the Grantee would have initially transferred the Option pursuant to this Section 8.03.  Awards which are transferred pursuant to this Section 8.03 shall be exercisable by the transferee according to the same terms and conditions as applied to the Grantee.

8.04        Manner of Exercise.  To the extent vested and exercisable, Options may be exercised in part or in whole from time to time by execution of a written notice directed to the

Company, at the Company’s principal place of business, accompanied by cash or a check in payment of the exercise price for the number of shares specified and paid for.  The Board may, in its discretion, permit a Grantee to exercise vested and exercisable options awarded under this Plan by surrendering an amount of Common Stock already owned by the Grantee equal to the Options’ exercise price, but only in instances where the shares to be surrendered have been held by the Grantee for a period of at least six (6) months.  Subject to the limitations set forth in the Stock Award Agreement, for so long as the Common Stock is listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq market, the Board may, in its discretion, allow the Grantee may make payment by arranging with a third party broker to sell a number of shares otherwise deliverable to the Grantee and attributable to the exercise of the Option in order to pay the exercise price of the Option.

8.05        $100,000 Limitation.  Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year under this Plan and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Company, shall not exceed $100,000.  To the extent that the aggregate value of shares of Common Stock to be received by the Grantee for the first time in any one year pursuant to the exercise of an Incentive Stock Option (“ISO Stock”) exceeds $100,000 based on the fair market value of the Common Stock as of the date of the Incentive Stock Option’s grant, such excess shall be treated as Common Stock received pursuant to the exercise of a Nonqualified Stock Option (“NQSO Stock”).  The Company shall designate which shares of Common Stock to be received by the Grantee will be treated as ISO Stock and which shares of Common Stock, if any, will be treated as NQSO Stock by issuing separate share certificates identifying in the Company’s share transfer records which shares are ISO Stock.

8.06        Limitation on Ten Percent Stockholders.  The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Company at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted.

ARTICLE IX
STOCK APPRECIATION RIGHTS

9.01        Tandem SARs.  A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option.  An SAR granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion  thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of  an amount computed as described in Section 9.03 hereof.  Such Option will, to the extent and when surrendered, cease to be exercisable.  An SAR granted in connection with an Option hereunder will have a base price per share equal to the per share exercise price of the Option, will be exerciseable at such time or times, and only to the extent, that a related Option is exercisable, and will expire no later than the related Option expires.

9.02        Freestanding SARs.  A Stock Appreciation Right may be granted without any related Option and, in such case, will be exercisable as determined by the Board, but in no event after 10 years from the date of grant.  The base price of an SAR granted without any related Option shall be determined by the Board in its sole discretion; provided, however, that the base price per share of any such freestanding SAR shall not be less than one hundred (100%) of the Fair Market Value of the Common Stock on the date of grant.

9.03        Payment of SARs.  An SAR will entitle the holder, upon exercise of the SAR, to receive payment of an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of such SAR, by (ii) the number of shares as to which such SAR is exercised.  Payment of the amount determined under the foregoing may be made, in the discretion of the Board, in cash, in shares of Common Stock valued at their Fair Market Value on the date of exercise, or in a combination of cash and shares of Common Stock.

ARTICLE X
RESTRICTED STOCK AWARDS

10.01      Vesting Requirements.  The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Board in the Stock Award Agreement. Such vesting requirements may be based on the continued employment of the Participant with the Company or its subsidiaries for a specified time period or periods, provided that any such restriction shall not be scheduled to lapse in its entirety earlier than the first anniversary of the date of grant. Such vesting requirements may also be based on the attainment of specified business goals or measures established by the Board in its sole discretion.

10.02      Restrictions.  Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Board. The Board may require the Participant to enter into an escrow agreement providing that the certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Board. The Board may require that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed.

10.03      Rights as Shareholder.  Subject to the foregoing provisions of this Article X and the applicable Stock Award Agreement, the Participant will have all rights of a shareholder with respect to the shares granted to him under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Board determines otherwise at the time the Restricted Stock Award is granted.

10.04      Section 83(b) Election.  The Board may provide in a Stock Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s refraining from making an election with respect to the Award under section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.

ARTICLE XI
AMENDMENT AND TERMINATION OF THE PLAN

The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock or Awards which have not been granted, but no such action shall adversely affect the rights under any outstanding Award without the holder’s consent.  If and to the extent necessary to ensure that Incentive Stock Options granted under the Plan remain qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company’s stockholders who are eligible to vote at a meeting of stockholders.

ARTICLE XII
EMPLOYMENT RIGHTS

Neither the Plan nor any Award hereunder shall create any right on the part of any Employee of the Company or any of its subsidiaries to continue in such capacity.

ARTICLE XIII
WITHHOLDING

The Company may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Company may require the Grantee to pay to the Company the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award.  The Company also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in Section 8.02(c).

The Board is authorized to adopt rules, regulations or procedures which provide for the satisfaction of a Participant’s tax withholding obligation by the retention of shares of Common Stock to which he otherwise would be entitled pursuant to an Award or by the Participant’s delivery of previously-owned shares of Common Stock or other property.  However, if the Company adopts rules, regulations or procedures which permit withholding obligations to be met by the retention of Common Stock to which a Grantee otherwise would be entitled pursuant to an

Award, the fair market value of the Common Stock retained for such purpose shall not exceed the minimum required Federal, state and local tax withholding due upon exercise of the Award.

ARTICLE XIV
EFFECTIVE DATE OF THE PLAN; TERM

14.01      Effective Date of the Plan.  This Plan shall become effective on the Effective Date, and Awards may be granted hereunder as of or after the Effective Date and prior to the termination of the Plan, provided that no Incentive Stock Option issued pursuant to this Plan shall qualify as such unless this Plan is approved by the requisite vote of the holders of the outstanding voting shares of the Company at a meeting of stockholders of the Company held within twelve (12) months before or after the Effective Date.

14.02      Term of Plan.  Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date.  Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

ARTICLE XV
GOVERNING LAW

To the extent not governed by Federal law, this Plan shall be construed under the laws of the State of Maryland.

IN WITNESS WHEREOF, the Company has caused a duly authorized officer to execute this MortgageIT Holdings, Inc. 2004 Long-Term Incentive Plan, and to apply the Corporate seal hereto as of the ___ day of ____________, 2004.

MORTGAGEIT HOLDINGS, INC.

By:

Name:
Title: